Exhibit (c)(7) Preliminary draft Deutsche Bank Group Corporate Finance Project Gaia Valuation report December 22, 2019Exhibit (c)(7) Preliminary draft Deutsche Bank Group Corporate Finance Project Gaia Valuation report December 22, 2019

IMPORTANT: This presentation (this “Presentation”) has been prepared by Deutsche Bank’s investment banking department exclusively for the benefit and internal use of the recipient (the “Recipient”) to whom it is addressed. Neither Deutsche Bank AG New York Branch, Deutsche Bank Trust Company Americas (“DBTCA”) nor any of their banking affiliates is responsible for the obligations of Deutsche Securities Korea Co. Unless specified otherwise, deposit products are provided by DBTCA, Member FDIC. The Recipient is not permitted to reproduce in whole or in part the information provided in the Presentation (the “Information”) or to communicate the Information to any third party without our prior written consent. No party may rely on this Presentation without our prior written consent. Deutsche Bank and its affiliates, officers, directors, employees and agents do not accept responsibility or liability for this Presentation or its contents (except to the extent that such liability cannot be excluded by law). Statements and opinions regarding any party’s investment case, positioning and valuation are not, and should not be construed as, an indication that Deutsche Bank will provide favorable search coverage of such party or publish research containing any particular rating or price target for such party’s securities. This Presentation is (i) for discussion purposes only and (ii) speaks only as of the date it is given, reflecting prevailing market conditions and the views expressed are subject to change based upon a number of factors, including market conditions and the applicable parties’ business and prospects. The Information, whether taken from public sources, received from the Recipient or elsewhere, has not been verified and Deutsche Bank has relied upon and assumed without independent verification, the accuracy and completeness of all information which may have been provided directly or indirectly by the Recipient. No representation or warranty is made as to the Information’s accuracy or completeness and Deutsche Bank assumes no obligation to update the Information. The Presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by Deutsche Bank. The analyses contained in the Presentation are not, and do not purport to be, appraisals of the assets, stock, or business of any party. The Information does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. This Presentation is not exhaustive and does not serve as legal, accounting, tax, investment or any other advice. This Presentation is not intended to provide, and must not be taken as, the basis of any decision and should not be considered as a recommendation by Deutsche Bank. The Recipient must make its own independent assessment and such investigations as it deems necessary. In preparing this Presentation, Deutsche Bank has acted as an independent contractor and nothing in this Presentation is intended to create or shall be construed as creating a fiduciary or other relationship between the Recipient and Deutsche Bank. Deutsche Bank Group Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD DIMPORTANT: This presentation (this “Presentation”) has been prepared by Deutsche Bank’s investment banking department exclusively for the benefit and internal use of the recipient (the “Recipient”) to whom it is addressed. Neither Deutsche Bank AG New York Branch, Deutsche Bank Trust Company Americas (“DBTCA”) nor any of their banking affiliates is responsible for the obligations of Deutsche Securities Korea Co. Unless specified otherwise, deposit products are provided by DBTCA, Member FDIC. The Recipient is not permitted to reproduce in whole or in part the information provided in the Presentation (the “Information”) or to communicate the Information to any third party without our prior written consent. No party may rely on this Presentation without our prior written consent. Deutsche Bank and its affiliates, officers, directors, employees and agents do not accept responsibility or liability for this Presentation or its contents (except to the extent that such liability cannot be excluded by law). Statements and opinions regarding any party’s investment case, positioning and valuation are not, and should not be construed as, an indication that Deutsche Bank will provide favorable search coverage of such party or publish research containing any particular rating or price target for such party’s securities. This Presentation is (i) for discussion purposes only and (ii) speaks only as of the date it is given, reflecting prevailing market conditions and the views expressed are subject to change based upon a number of factors, including market conditions and the applicable parties’ business and prospects. The Information, whether taken from public sources, received from the Recipient or elsewhere, has not been verified and Deutsche Bank has relied upon and assumed without independent verification, the accuracy and completeness of all information which may have been provided directly or indirectly by the Recipient. No representation or warranty is made as to the Information’s accuracy or completeness and Deutsche Bank assumes no obligation to update the Information. The Presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by Deutsche Bank. The analyses contained in the Presentation are not, and do not purport to be, appraisals of the assets, stock, or business of any party. The Information does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. This Presentation is not exhaustive and does not serve as legal, accounting, tax, investment or any other advice. This Presentation is not intended to provide, and must not be taken as, the basis of any decision and should not be considered as a recommendation by Deutsche Bank. The Recipient must make its own independent assessment and such investigations as it deems necessary. In preparing this Presentation, Deutsche Bank has acted as an independent contractor and nothing in this Presentation is intended to create or shall be construed as creating a fiduciary or other relationship between the Recipient and Deutsche Bank. Deutsche Bank Group Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD D

Contents Section 1 Valuation summary 1 2 Valuation analysis 4 A Share price analysis 4 B Broker outlook and target prices 6 C TOB premium analysis 7 D DCF analysis 8 Appendix I Additional information 16 Deutsche Bank Group Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD DContents Section 1 Valuation summary 1 2 Valuation analysis 4 A Share price analysis 4 B Broker outlook and target prices 6 C TOB premium analysis 7 D DCF analysis 8 Appendix I Additional information 16 Deutsche Bank Group Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD D

Valuation summary Deutsche Bank Group Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD DValuation summary Deutsche Bank Group Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD D

For internal discussion purposes Valuation summary Overview Summary football field chart Approach Metrics Range Per share price (JPY) Latest (Nov 13, 2019) – 4,585 Mean 4,085 1 month Low-Mean-High 3,825 4,585 Mean 3,934 3,340 4,585 3 months Low-Mean-High (a) Stock price Mean 3,570 6 months Low-Mean-High 2,925 4,585 Mean 3,700 Last 52 weeks Low-Mean-High 2,925 4,585 Mean 4,098 Since IPO Low-Mean-High 2,925 5,320 Broker 14 brokers Low-Mean-High Mean 3,629 1,950 5,200 consensus NY management case (b) PGR: 1.0 – 2.0% DCF (Stand-alone / 3,819 5,497 WACC: 7.25 – 8.25% excluding synergy) 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 (a) Based on closing price (as of Nov 13, 2019) Deutsche Bank Group (b) Equity value is calculated by cash-like items of JPY238.5bn, debt-like items of JPY263.5bn, and minority interest of JPY17.6bn on a 1 Corporate Finance DRAFT fully diluted shares outstanding basis (treasury method) Source: Company reports, FDD/TDD report, FactSet, Bloomberg, Broker reports, NY management projections for LDN 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD DFor internal discussion purposes Valuation summary Overview Summary football field chart Approach Metrics Range Per share price (JPY) Latest (Nov 13, 2019) – 4,585 Mean 4,085 1 month Low-Mean-High 3,825 4,585 Mean 3,934 3,340 4,585 3 months Low-Mean-High (a) Stock price Mean 3,570 6 months Low-Mean-High 2,925 4,585 Mean 3,700 Last 52 weeks Low-Mean-High 2,925 4,585 Mean 4,098 Since IPO Low-Mean-High 2,925 5,320 Broker 14 brokers Low-Mean-High Mean 3,629 1,950 5,200 consensus NY management case (b) PGR: 1.0 – 2.0% DCF (Stand-alone / 3,819 5,497 WACC: 7.25 – 8.25% excluding synergy) 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 (a) Based on closing price (as of Nov 13, 2019) Deutsche Bank Group (b) Equity value is calculated by cash-like items of JPY238.5bn, debt-like items of JPY263.5bn, and minority interest of JPY17.6bn on a 1 Corporate Finance DRAFT fully diluted shares outstanding basis (treasury method) Source: Company reports, FDD/TDD report, FactSet, Bloomberg, Broker reports, NY management projections for LDN 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD D

For internal discussion purposes Valuation summary Analysis at various prices LDN TOB price Price (JPY) 5,000 5,100 5,200 5,300 5,400 5,500 5,600 5,700 5,800 5,900 6,000 % premium over market price Latest (Nov 13, 2019) 4,585 9.1% 11.2% 13.4% 15.6% 17.8% 20.0% 22.1% 24.3% 26.5% 28.7% 30.9% 1-month average 4,085 22.4% 24.8% 27.3% 29.7% 32.2% 34.6% 37.1% 39.5% 42.0% 44.4% 46.9% 3-month average 3,934 27.1% 29.6% 32.2% 34.7% 37.3% 39.8% 42.3% 44.9% 47.4% 50.0% 52.5% 6-month average 3,570 40.1% 42.9% 45.7% 48.5% 51.3% 54.1% 56.9% 59.7% 62.5% 65.3% 68.1% 52-week average 3,700 35.1% 37.8% 40.5% 43.2% 45.9% 48.6% 51.4% 54.1% 56.8% 59.5% 62.2% Since IPO 4,098 22.0% 24.5% 26.9% 29.3% 31.8% 34.2% 36.7% 39.1% 41.5% 44.0% 46.4% (JPY bn) Latest (Nov 13, 2019) Equity value 1,220.7 1,245.1 1,269.5 1,293.9 1,318.4 1,342.8 1,367.2 1,391.6 1,416.0 1,440.4 1,464.8 (a) EV 1,255.8 1,280.2 1,304.6 1,329.0 1,353.4 1,377.8 1,402.2 1,426.7 1,451.1 1,475.5 1,499.9 (b) EV/sales (CY+1) 227.4 5.5x 5.6x 5.7x 5.8x 6.0x 6.1x 6.2x 6.3x 6.4x 6.5x 6.6x (a) Equity value is calculated by cash-like items of JPY238.5bn, debt-like items of JPY263.5bn, and minority interest of JPY17.6bn on Deutsche Bank Group a fully diluted shares outstanding basis 2 Corporate Finance DRAFT (b) Sales based on NY management projections for LDN Source: Company reports, FactSet, ThomsonOne, Bloomberg, Broker reports (as of Nov 13, 2019), FDD/TDD reports 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD DFor internal discussion purposes Valuation summary Analysis at various prices LDN TOB price Price (JPY) 5,000 5,100 5,200 5,300 5,400 5,500 5,600 5,700 5,800 5,900 6,000 % premium over market price Latest (Nov 13, 2019) 4,585 9.1% 11.2% 13.4% 15.6% 17.8% 20.0% 22.1% 24.3% 26.5% 28.7% 30.9% 1-month average 4,085 22.4% 24.8% 27.3% 29.7% 32.2% 34.6% 37.1% 39.5% 42.0% 44.4% 46.9% 3-month average 3,934 27.1% 29.6% 32.2% 34.7% 37.3% 39.8% 42.3% 44.9% 47.4% 50.0% 52.5% 6-month average 3,570 40.1% 42.9% 45.7% 48.5% 51.3% 54.1% 56.9% 59.7% 62.5% 65.3% 68.1% 52-week average 3,700 35.1% 37.8% 40.5% 43.2% 45.9% 48.6% 51.4% 54.1% 56.8% 59.5% 62.2% Since IPO 4,098 22.0% 24.5% 26.9% 29.3% 31.8% 34.2% 36.7% 39.1% 41.5% 44.0% 46.4% (JPY bn) Latest (Nov 13, 2019) Equity value 1,220.7 1,245.1 1,269.5 1,293.9 1,318.4 1,342.8 1,367.2 1,391.6 1,416.0 1,440.4 1,464.8 (a) EV 1,255.8 1,280.2 1,304.6 1,329.0 1,353.4 1,377.8 1,402.2 1,426.7 1,451.1 1,475.5 1,499.9 (b) EV/sales (CY+1) 227.4 5.5x 5.6x 5.7x 5.8x 6.0x 6.1x 6.2x 6.3x 6.4x 6.5x 6.6x (a) Equity value is calculated by cash-like items of JPY238.5bn, debt-like items of JPY263.5bn, and minority interest of JPY17.6bn on Deutsche Bank Group a fully diluted shares outstanding basis 2 Corporate Finance DRAFT (b) Sales based on NY management projections for LDN Source: Company reports, FactSet, ThomsonOne, Bloomberg, Broker reports (as of Nov 13, 2019), FDD/TDD reports 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD D

For internal discussion purposes

Reference: Potential upside value

NY has not quantified the synergies, but expects to enjoy significant potential upsides from the merger

- Benchmark per-share price of London on a stand-alone / excluding synergy basis: average closing share prices of LDN and DCF range based on NY management case
- Potential upside allocation between LDN and ZRH based on 11.75x merger ratio: LDN 37.3% / ZRH 62.7%

Implied TOB prices

(JPY)	% of combined equity value[(a)]	Value (JPYbn)	Share price (JPY) Latest 4,585	1-month Avg 4,085	3-month Avg 3,934	6-month Avg 3,570	52-week Avg 3,700	DCF range (JPY) Low 3,819	Mid 4,524	High 5,497
Potential upside value (JPYbn)	10%	293.4	5,039	4,539	4,388	4,024	4,154	4,273	4,978	5,951
	15%	440.0	5,266	4,766	4,615	4,251	4,381	4,500	5,205	6,178
	20%	586.7	5,493	4,993	4,842	4,478	4,608	4,727	5,432	6,405
	25%	733.4	5,720	5,220	5,069	4,705	4,835	4,954	5,659	6,632
	30%	880.1	5,947	5,447	5,296	4,932	5,062	5,181	5,886	6,859
	35%	1,026.7	6,174	5,674	5,523	5,159	5,289	5,408	6,113	7,086
	40%	1,173.4	6,401	5,901	5,750	5,386	5,516	5,635	6,340	7,313

Over JPY5,380

Note: Analysis based on average closing share prices of LDN and DCF range of NY management case
(a) Combined equity value is calculated by adding LDN equity value of JPY1.1tn and ZRH equity value of JPY1.8tn (as of Nov 13, 2019)
Source: Company reports, FactSet (as of Nov 13, 2019), NY management projections for LDN

DRAFT

3
Deutsche Bank Group
Corporate Finance

Valuation analysis Deutsche Bank Group Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD DValuation analysis Deutsche Bank Group Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD D

Share price analysis Deutsche Bank Group Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD DShare price analysis Deutsche Bank Group Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD D

For internal discussion purposes

London share price performance

Since IPO

– The share price has been relatively volatile since IPO on Jul 15, 2016, hitting the historical high at JPY5,320 and low at JPY2,925[a]

Share price performance – since IPO

Latest	4,585	(As of Nov 13,2019)				
	Start	–	End	Low	Mean	High
1 month	Oct 15, 2019	–	Nov 13, 2019	3,825	4,085	4,585
3 months	Aug 14, 2019	–	Nov 13, 2019	3,340	3,934	4,585
6 months	May 14, 2019	–	Nov 13, 2019	2,925	3,570	4,585
52 weeks	Nov 15, 2018	–	Nov 13, 2019	2,925	3,700	4,585
Since IPO	Jul 15, 2016	–	Nov 13, 2019	2,925	4,098	5,320


Jan 9, 2018 Highest price: JPY 5,320
JPY 5,150
JPY 4,098
JPY 4,085
JPY 3,934
JPY 3,700
JPY 3,570
Share price (JPY)
Volume (m)
5,500
5,000
4,500
4,000
3,500
3,000
2,500
24.0
20.0
16.0
12.0
8.0
4.0
0.0
Jul 15, 2016
Dec 17, 2016
May 22, 2017
Oct 25, 2017
Mar 30, 2018
Sep 1, 2018
Feb 4, 2019
Jul 10, 2019
Dec 13, 2019
Volume
Price
1M Avg (JPY4,085)
3M Avg (JPY3,934)
6M Avg (JPY3,570)
52W Avg (JPY3,700)
Since IPO Avg (JPY4,098)

Note: 1 month, 3 months, 6 months, 52 weeks low / mean / high are calculated using Nov 13, 2019 as base date
(a) Closing price basis
Source: FactSet (as of Dec 13, 2019)

4
Deutsche Bank Group
Corporate Finance
DRAFT

For internal discussion purposes

London share price performance

6 months

– The share price had been rising since the rumor of the deal was reported by "Bunshun" and jumped after the "Kyodo" and "Nikkei" reports

Share price performance – 6 months



Jun 27, 2019
LDN, Merpay and DOCOMO agreed on a business alliance
Jul 24, 2019
2019/12 Q2 Announcement. Losses seen to have bottomed in 2Q
Sep 6, 2019
LVC, group company of LDN was registered on cryptocurrency exchanger
Nov 18, 2019
LDN and ZRH announced October 2020 merger plan
Jun 6, 2019
LDN and Visa agreed to partner on Fintech, Payment Cards
Jul 3, 2019
7-Eleven mobile payment service "Seven Pay" reported to be hacked
Aug 13, 2019
Standardization of QR code payments hampered by 2 carriers including LDN
Oct 3, 2019
Japanese media "Bunshun" reported SGP may be interested in LDN
Nov 13, 2019
Japanese media "Kyodo", "Nikkei" reported potential merger of LDN and ZRH
Nov 6, 2019
Freee, an ERP software company that LDN invested, to list in TSE on Dec 17, 2019
Aug 29, 2019
LDN Pocket Money for personal loans launched
Oct 30, 2019
2019/12 Q3 Announcement. Losses decreased and core sales positive
JPY 5,220
JPY4,058
Avg Vol (Sep 3, 2019 – Oct 2, 2019): 0.76
Avg Vol (Oct 3, 2019 – Nov 13, 2019): 0.84
Share price (JPY)
Volume (m)
5,500
5,000
4,500
4,000
3,500
3,000
2,500
10.0
9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
May 14, 2019
Jun 24, 2019
Aug 5, 2019
Sep 17, 2019
Oct 31, 2019
Dec 13, 2019
Volume
Price
Topix
Avg Vol (Sep 3, 2019 – Oct 2, 2019): 0.76
Avg Vol (Oct 3, 2019 – Nov 13, 2019): 0.84

5

Deutsche Bank Group
Corporate Finance

Source: Company reports, News, FactSet (as of Dec 13, 2019)

DRAFT

Broker outlook and target prices Deutsche Bank Group Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD DBroker outlook and target prices Deutsche Bank Group Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD D

For internal discussion purposes

London broker target prices and recommendations

Broker target prices had been on a downward trend since IPO but have rebounded recently

- As of Nov 13, 2019, 5 brokers rate LDN stock at "Buy", 5 brokers "Hold", and 4 brokers "Sell"

Broker recommendations over time



# of brokers
16 15 16 16 16 15 15 15 15 15 15 14 14
(JPY)
100%
80%
60%
40%
20%
0%
% recommendation
6,000
5,000
4,000
3,000
2,000
13 Nov: 4,585
Mean: 3,629
Nov-18 Dec-18 Jan-19 Feb-19 Mar-19 Apr-19 May-19 Jun-19 Jul-19 Aug-19 Sep-19 Oct-19 Nov-19
Buy
Hold
Sell
Target price
Share price

Broker target prices



(JPY)
6,000
5,000
4,000
3,000
2,000
1,000
0
5,200
5,000
4,500
4,400
4,400
3,800
3,500
3,500
3,200
3,000
3,000
2,750
2,600
1,950
Mean: 3,629
NOMURA
CLSA
Morgan Stanley
UBS
J.P.Morgan
Daiwa Securities
Credit Suisse
HSBC
SMBC NIKKO
MIZUHO
HAITONG
Mitsubishi UFJ Morgan Stanley
Jefferies

6

Deutsche Bank Group
Corporate Finance

Source: FactSet, Broker reports, Bloomberg, ThomsonOne (as of Nov 13, 2019)

DRAFT

TOB premium analysis Deutsche Bank Group Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD DTOB premium analysis Deutsche Bank Group Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD D

For internal discussion purposes

Premium compared to similar past transactions

Precedent relevant take-private transactions – TOB by the target's major shareholder

Criteria: (1) Since 2010; (2) EqV > JPY50bn; (3) Offeror's initial stake > 40%; (4) Take-private deals; and (5) Excluding share buybacks and corporate restructurings

		Take-private deals by major shareholders							Premium to average price				
#	Announce. date	Offeror	Target	EqV (JPYm)	Stake before TOB	Stake after TOB	Share price (JPY)[a]	TOB price (JPY)	1D Avg.	1M Avg.	3M Avg.	6M Avg.	1Y Avg.
1	Nov 18, 2019	Mitsubishi Chemical	Mitsubishi Tanabe Pharma	1,128,450	56.4%	– [b]	1,313 [1]	2,010	53.1%	54.9%	62.9%	63.0%	43.9%
2	Nov 13, 2019	Toshiba ED&S	NuFlare Technology	136,360	52.4%	– [b]	8,180 [1]	11,900	45.5%	43.0%	50.2%	60.3%	77.4%
3	Nov 13, 2019	Toshiba	Toshiba PS&S	259,978	51.5%	– [b]	2,103	2,670	27.0%	28.3%	42.3%	38.8%	33.6%
4	Oct 26, 2018	ORIX	Daikyo	240,330	67.9%	94.1%	2,307	2,970	28.7%	34.5%	32.7%	25.8%	29.7%
5	Oct 15, 2018	NTT-SH	NTT Urban Development	552,912	67.3%	95.2%	1,306	1,680	28.6%	31.6%	39.2%	39.8%	35.2%
6	Aug 6, 2018	Hakuhodo DY HD	D.A. Consortium HD	216,257	51.7%	97.1%	2,687	3,700	37.7%	32.7%	33.1%	41.6%	61.4%
7	Aug 3, 2018	Mitsui Fudosan	Mitsui Home	64,765	57.5%	95.1%	783	980	25.2%	43.3%	38.8%	41.0%	37.8%
8	Feb 7, 2018	Toyo Seikan	Toyo Kohan	72,336	47.6%	95.0%	598	718	20.1%	39.7%	48.3%	43.3%	56.4%
9	Oct 31, 2017	Nippon Yusen	Yusen Logistics	63,190	59.6%	96.1%	1,018	1,500	47.3%	43.4%	45.6%	45.5%	37.4%
10	Sep 29, 2017	Itochu	Pocket Card	83,818	42.0%	95.6%	711 [2]	1,072	50.8%	44.3%	48.1%	59.8%	78.1%
11	Apr 21, 2017	Panasonic	PanaHome	200,379	54.2%	80.1%	855 [3]	1,200	40.4%	47.2%	51.3%	50.0%	45.8%
12	Mar 17, 2017	Sumitomo R&D	Sumitomo Real Estate	205,420	70.4%	97.2%	2,921	3,600	23.2%	24.2%	30.1%	38.1%	53.5%
13	Oct 31, 2016	JDL (MBO)	Japan Digital Laboratory	81,921	41.6%	94.4%	1,639	2,420	47.7%	55.8%	63.5%	67.7%	59.6%
14	Aug 5, 2016	Mitsubishi Chemical	Nippon Synthetic Chem	88,463	51.5%	94.3%	606	910	50.2%	59.4%	52.4%	42.6%	24.1%
15	Aug 7, 2015	Freudenberg	Japan Vilene	62,991	50.9%	93.2%	877	1,200	36.8%	47.6%	49.6%	69.7%	83.2%
16	Jan 30, 2014	NEC	NEC Fielding	86,164	67.1%	97.2%	1,169	1,580	35.2%	30.6%	36.3%	35.9%	34.2%
17	Nov 13, 2013	Hitachi	Hitachi Medical	69,539	62.3%	94.4%	1,338	1,800	34.5%	33.5%	41.6%	39.5%	38.1%
18	Feb 26, 2013	KDDI	J:COM	844,326	71.5%	91.2%	82,700 [4]	123,000	48.7%	54.1%	55.8%	51.8%	53.5%
19	Aug 9, 2012	Sony	So-net	145,018	58.0%	95.7%	331,000	567,500	71.5%	74.2%	85.6%	83.7%	83.4%
20	Feb 16, 2012	UNY Group	Circle K Sunkus	148,788	41.5%	96.4%	1,329	1,780	33.9%	36.4%	40.0%	38.6%	40.0%
21	Nov 25, 2011	Hitachi Chemical	Shin-Kobe Electric Mach	86,216	58.5%	97.8%	1,260	1,710	35.7%	31.3%	29.2%	33.7%	46.7%
22	Feb 10, 2011	CHARTIS	Fuji Fire & Marine Insur	101,996	54.3%	97.7%	112	146	30.4%	29.2%	29.2%	30.4%	24.8%
23	Feb 3, 2011	MM HD (MBO)	Culture Convenience Club	113,027	40.3%	91.9%	452	600	32.7%	27.8%	35.3%	48.2%	43.2%
24	Aug 12, 2010	Watakyu Seimoa	Nissin Healthcare Food	124,390	59.8%	99.1%	1,153	1,740	50.9%	49.7%	52.6%	48.6%	47.7%
25	Jul 29, 2010	Panasonic	Sanyo Electric	845,982	50.2%	81.0%	118	138	16.9%	21.1%	9.5%	0.7%	(17.9)%
26	Jul 29, 2010	Panasonic	Panasonic Electric Works	815,541	51.8%	84.1%	974	1,110	14.0%	22.1%	17.1%	7.6%	5.2%

Stake before TOB: over 66.7% (2/3)

	1D Avg.	1M Avg.	3M Avg.	6M Avg.	1Y Avg.
Max	48.7%	54.1%	55.8%	51.8%	53.5%
Median	28.7%	31.6%	36.3%	38.1%	35.2%
Mean	32.9%	35.0%	38.8%	38.3%	41.2%
Min	23.2%	24.2%	30.1%	25.8%	29.7%

All transactions

	1D Avg.	1M Avg.	3M Avg.	6M Avg.	1Y Avg.
Max	71.5%	74.2%	85.6%	83.7%	83.4%
Median	35.4%	38.0%	42.0%	42.1%	43.5%
Mean	37.2%	40.0%	43.1%	44.1%	44.5%
Min	14.0%	21.1%	9.5%	0.7%	(17.9)%

(1) As of Nov 11, 2019 (a business day before leak)
(2) As of Aug 7, 2018 (a day before announcement of the transaction by press release)
(3) As of Dec 19, 2016 (a day before announcement of privatization)
(4) As of Oct 19, 2012 (a business day before leak)

Note: Launched deals that tender offer statements were filed
(a) Share price 1 business day before TOB launch announcement date
(b) Pending completion
Source: Company reports, Speeda, Factset

7 Deutsche Bank Group Corporate Finance

DRAFT

DCF analysis Deutsche Bank Group Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD DDCF analysis Deutsche Bank Group Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD D

For internal discussion purposes NY management projections for LDN Revenue and EBITDA Revenue 600 500 442 400 400 351 308 174 141 258 300 104 227 78 45 33 200 266 258 245 229 211 100 193 0 FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 Core Strategic Common EBITDA 200 100 150 76 46 23 4 28 4 100 (15) 116 111 105 50 97 86 73 0 (21) (34) (39) (39) (49) (60) (38) -50 (35) (33) (28) -100 FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 Core Strategic Common Deutsche Bank Group Source: NY management projections for LDN 8 Corporate Finance DRAFT (EBITDA: JPYbn) (Revenue: JPYbn) 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD DFor internal discussion purposes NY management projections for LDN Revenue and EBITDA Revenue 600 500 442 400 400 351 308 174 141 258 300 104 227 78 45 33 200 266 258 245 229 211 100 193 0 FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 Core Strategic Common EBITDA 200 100 150 76 46 23 4 28 4 100 (15) 116 111 105 50 97 86 73 0 (21) (34) (39) (39) (49) (60) (38) -50 (35) (33) (28) -100 FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 Core Strategic Common Deutsche Bank Group Source: NY management projections for LDN 8 Corporate Finance DRAFT (EBITDA: JPYbn) (Revenue: JPYbn) 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD D

DCF analysis – Key assumptions

For internal discussion purposes

Adjustment of Common cost allocation	– "Common" segment consists of "LDN Common", other "Core adjustments" and "Common" sub-segments – Add back "LDN Common" cost which had previously been allocated for each sub-segment proportional to sales for accounting purposes, to better capture the intrinsic value of sub-segments
Projections period / Valuation date	– Projections for 12/2019E – 12/2024E – Valuation date as of Sep 30, 2019
Projections	– NY management provided their projections for LDN based on analysis of the financial and business profiles of each sub-segment in LDN's Core and Strategic segments
WACC (Weighted average cost of capital)	– Range: 7.25% – 8.25%
Perpetual growth rate	– Range: 1.0% – 2.0%
Tax rate	– 30.62% (effective statutory tax rate for Tokyo-based corporates)

Tax saving	– NOL
	  – The NOLs are not incurred at the LDN parent level but by its subsidiaries
	  – DCF valuation reflects the tax benefit of NOL carried by LDN Pay (JPY9.8bn to be utilized in total in FY2023–FY2025) in consideration of its materiality and certainty of utilization
	– Liquidation loss
	  – Assume MixRadio liquidation in FY2022 (liquidation loss of JPY12.9bn)

Profitability in terminal year	– Targets to achieve a certain operating profit margin in the long term (see next page)
Net debt including debt/cash-like items and others[a]	– Net debt of JPY42.6bn consisting of debt-like items of JPY263.5bn, cash-like items of JPY238.5bn, and minority interest of JPY17.6bn
Working capital[a]	– Apply average turnover days during FY2018 – FY2019 1H in accordance with LDN management projections for LDN – No change in working capital during terminal year

(a) "Accrued bonus" and "Capex suppliers" (a liability corresponding to fixed asset pending payment within suppliers account) which NY accounting advisor considers as debt-like items are treated as working capital in accordance with LDN management views

Source: Company reports, NY management projections for LDN, FDD report

9

Deutsche Bank Group
Corporate Finance

DRAFT

For internal discussion purposes

DCF analysis – Consideration on terminal year

Terminal year adjustment

NY management view on terminal year profitability

- LDN's businesses, especially its Strategic segment, are still in start-up or developing stages, and therefore may not realize their full cash generation potential even at the end of the projected period
- However, NY management adjusted LDN's profit margin in the terminal year up to a level LDN's businesses would be able to achieve at a more mature stage for the DCF analysis purpose
- LDN management has a long-term view that LDN's operating profit ("OP") margin would stabilize at a higher level once Core and Strategic segments reach a mature stage
- In accordance with the view, NY management applied this long-term target margin to the DCF terminal year to reflect LDN's long-term cash and profit generation potential
- Such adjustments are based on the views:
  - OP margin in Core segment should be 2-3% higher
  - OP margin in Strategic segment should become the same level as core segment in due course

OP upside potential in NY management projections for LDN



Core segment
Operating profit (JPYbn)
125
100
75
50
25
0
109
109
113
4
109
TY
Adj. target TY
TY OP
OP upside



Strategic segment
Operating profit (JPYbn)
125
100
75
50
25
0
17
17
62
45
17
TY
Adj. target TY
TY OP
OP upside

Source: NY management projections for LDN

10
Deutsche Bank Group
Corporate Finance

DRAFT

For internal discussion purposes DCF analysis – Valuation output NY management case Actual Forecast Dec-18A Dec-19E Dec-20E Dec-21E Dec-22E Dec-23E Dec-24E Terminal (JPYm) Revenue 207,182 227,354 257,593 307,935 350,855 399,612 441,506 441,506 % growth - 9.7% 13.3% 19.5% 13.9% 13.9% 10.5% - EBITDA 27,252 (14,708) 4,326 27,816 45,763 75,984 99,642 148,667 % margin 13.2% (6.5)% 1.7% 9.0% 13.0% 19.0% 22.6% 33.7% EBIT 16,108 (36,272) (20,818) 225 16,449 45,243 67,419 133,667 % margin 7.8% (16.0)% (8.1)% 0.1% 4.7% 11.3% 15.3% 30.3% Tax (11,107) (6,374) 69 5,037 13,853 20,644 40,929 % tax rate 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% NOPAT (25,166) (14,443) 156 11,412 31,389 46,775 92,738 +) Depreciation and amortization 21,565 25,143 27,591 29,314 30,741 32,223 15,000 -) Changes in working capital (6,232) 214 (3,313) (1,773) (5,349) (3,353) 0.0 -) CAPEX (8,940) (20,000) (20,000) (20,000) (18,000) (15,000) (15,000) Unlevered free cash flow (18,773) (9,086) 4,434 18,953 38,781 60,645 92,738 Discount period 0.13 0.75 1.75 2.75 3.75 4.75 5.25 % of contribution 25.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Discount Factor @ 7.75% WACC 99.1% 94.6% 87.8% 81.4% 75.6% 70.1% 67.6% Discounted cash flow (4,650) (8,591) 3,891 15,436 29,313 42,541 Key assumptions Perpetual growth rate methodology (JPYm, except for per share data) Valuation timing 9/30/2019 Present value of FCF 77,941 6.8% Last FYE 12/31/2018 Discounted terminal value 1,056,480 92.7% Perpetual growth rate 1.50% Terminal unlevered free cash flow 92,738 WACC Perpetual growth rate 7.75% 1.5% Tax rate 30.62% Terminal value 1,506,063 Cash & cash-like items 238,536 Discount factor 70.1% Debt & debt-like items 263,470 Implied EBITDA terminal multiple 10.5x Minority interest 17,649 Present value of tax shield 5,239 0.5% Equity bridge (EV→EqV) (42,583) Enterprise value 1,139,659 100.0% (a) Fully diluted shares outstanding (excl. treasury, in million) 242.5 Implied 19/12E Sales multiple 5.0x Implied 20/12E Sales multiple 4.4x -) Net debt incl. debt/cash-like items (42,583) Equity value 1,097,076 Implied share price 4,524 (b) Implied premium to 3M avg. price 15.0% Deutsche Bank Group (a) Fully diluted shares outstanding calculated by treasury method 11 Corporate Finance (b) Reference share price is the 3-month average price of JPY3,934 as of Nov 13, 2019 DRAFT Source: Company reports, NY management projections for LDN, FDD/TDD report 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD DFor internal discussion purposes DCF analysis – Valuation output NY management case Actual Forecast Dec-18A Dec-19E Dec-20E Dec-21E Dec-22E Dec-23E Dec-24E Terminal (JPYm) Revenue 207,182 227,354 257,593 307,935 350,855 399,612 441,506 441,506 % growth - 9.7% 13.3% 19.5% 13.9% 13.9% 10.5% - EBITDA 27,252 (14,708) 4,326 27,816 45,763 75,984 99,642 148,667 % margin 13.2% (6.5)% 1.7% 9.0% 13.0% 19.0% 22.6% 33.7% EBIT 16,108 (36,272) (20,818) 225 16,449 45,243 67,419 133,667 % margin 7.8% (16.0)% (8.1)% 0.1% 4.7% 11.3% 15.3% 30.3% Tax (11,107) (6,374) 69 5,037 13,853 20,644 40,929 % tax rate 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% 30.6% NOPAT (25,166) (14,443) 156 11,412 31,389 46,775 92,738 +) Depreciation and amortization 21,565 25,143 27,591 29,314 30,741 32,223 15,000 -) Changes in working capital (6,232) 214 (3,313) (1,773) (5,349) (3,353) 0.0 -) CAPEX (8,940) (20,000) (20,000) (20,000) (18,000) (15,000) (15,000) Unlevered free cash flow (18,773) (9,086) 4,434 18,953 38,781 60,645 92,738 Discount period 0.13 0.75 1.75 2.75 3.75 4.75 5.25 % of contribution 25.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Discount Factor @ 7.75% WACC 99.1% 94.6% 87.8% 81.4% 75.6% 70.1% 67.6% Discounted cash flow (4,650) (8,591) 3,891 15,436 29,313 42,541 Key assumptions Perpetual growth rate methodology (JPYm, except for per share data) Valuation timing 9/30/2019 Present value of FCF 77,941 6.8% Last FYE 12/31/2018 Discounted terminal value 1,056,480 92.7% Perpetual growth rate 1.50% Terminal unlevered free cash flow 92,738 WACC Perpetual growth rate 7.75% 1.5% Tax rate 30.62% Terminal value 1,506,063 Cash & cash-like items 238,536 Discount factor 70.1% Debt & debt-like items 263,470 Implied EBITDA terminal multiple 10.5x Minority interest 17,649 Present value of tax shield 5,239 0.5% Equity bridge (EV→EqV) (42,583) Enterprise value 1,139,659 100.0% (a) Fully diluted shares outstanding (excl. treasury, in million) 242.5 Implied 19/12E Sales multiple 5.0x Implied 20/12E Sales multiple 4.4x -) Net debt incl. debt/cash-like items (42,583) Equity value 1,097,076 Implied share price 4,524 (b) Implied premium to 3M avg. price 15.0% Deutsche Bank Group (a) Fully diluted shares outstanding calculated by treasury method 11 Corporate Finance (b) Reference share price is the 3-month average price of JPY3,934 as of Nov 13, 2019 DRAFT Source: Company reports, NY management projections for LDN, FDD/TDD report 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD D

For internal discussion purposes DCF analysis – Sensitivity (WACC vs. Perpetual growth rate) NY management case Enterprise value (JPYbn) Implied terminal EV/EBITDA multiple Perpetual growth rate Perpetual growth rate 1,140 1.00% 1.25% 1.50% 1.75% 2.00% -- 1.00% 1.25% 1.50% 1.75% 2.00% 7.25% 1,160 1,207 1,259 1,315 1,377 7.25% 10.4x 10.9x 11.4x 12.0x 12.6x 7.50% 1,106 1,150 1,197 1,248 1,304 7.50% 10.0x 10.5x 10.9x 11.4x 12.0x WACC 7.75% 1,057 1,097 1,140 1,186 1,237 WACC 7.75% 9.7x 10.1x 10.5x 11.0x 11.5x 8.00% 1,011 1,047 1,087 1,130 1,176 8.00% 9.4x 9.7x 10.1x 10.6x 11.0x 8.25% 968 1,002 1,038 1,078 1,120 8.25% 9.0x 9.4x 9.8x 10.2x 10.6x (a) Implied share price (JPY) Premium vs 3-month average share price (JPY3,934) Perpetual growth rate Perpetual growth rate 4,524 1.00% 1.25% 1.50% 1.75% 2.00% -- 1.00% 1.25% 1.50% 1.75% 2.00% 7.25% 4,607 4,801 5,013 5,244 5,497 7.25% 17.1% 22.0% 27.4% 33.3% 39.7% 7.50% 4,387 4,565 4,758 4,968 5,197 7.50% 11.5% 16.0% 21.0% 26.3% 32.1% WACC 7.75% 4,184 4,348 4,524 4,716 4,924 WACC 7.75% 6.4% 10.5% 15.0% 19.9% 25.2% 8.00% 3,995 4,146 4,309 4,484 4,674 8.00% 1.6% 5.4% 9.5% 14.0% 18.8% 8.25% 3,819 3,959 4,109 4,271 4,444 8.25% (2.9%) 0.6% 4.5% 8.6% 13.0% (a) Based on fully diluted shares outstanding calculated by treasury method Deutsche Bank Group Source: Company reports, FactSet, NY management projections for LDN, FDD/TDD report 12 Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD DFor internal discussion purposes DCF analysis – Sensitivity (WACC vs. Perpetual growth rate) NY management case Enterprise value (JPYbn) Implied terminal EV/EBITDA multiple Perpetual growth rate Perpetual growth rate 1,140 1.00% 1.25% 1.50% 1.75% 2.00% -- 1.00% 1.25% 1.50% 1.75% 2.00% 7.25% 1,160 1,207 1,259 1,315 1,377 7.25% 10.4x 10.9x 11.4x 12.0x 12.6x 7.50% 1,106 1,150 1,197 1,248 1,304 7.50% 10.0x 10.5x 10.9x 11.4x 12.0x WACC 7.75% 1,057 1,097 1,140 1,186 1,237 WACC 7.75% 9.7x 10.1x 10.5x 11.0x 11.5x 8.00% 1,011 1,047 1,087 1,130 1,176 8.00% 9.4x 9.7x 10.1x 10.6x 11.0x 8.25% 968 1,002 1,038 1,078 1,120 8.25% 9.0x 9.4x 9.8x 10.2x 10.6x (a) Implied share price (JPY) Premium vs 3-month average share price (JPY3,934) Perpetual growth rate Perpetual growth rate 4,524 1.00% 1.25% 1.50% 1.75% 2.00% -- 1.00% 1.25% 1.50% 1.75% 2.00% 7.25% 4,607 4,801 5,013 5,244 5,497 7.25% 17.1% 22.0% 27.4% 33.3% 39.7% 7.50% 4,387 4,565 4,758 4,968 5,197 7.50% 11.5% 16.0% 21.0% 26.3% 32.1% WACC 7.75% 4,184 4,348 4,524 4,716 4,924 WACC 7.75% 6.4% 10.5% 15.0% 19.9% 25.2% 8.00% 3,995 4,146 4,309 4,484 4,674 8.00% 1.6% 5.4% 9.5% 14.0% 18.8% 8.25% 3,819 3,959 4,109 4,271 4,444 8.25% (2.9%) 0.6% 4.5% 8.6% 13.0% (a) Based on fully diluted shares outstanding calculated by treasury method Deutsche Bank Group Source: Company reports, FactSet, NY management projections for LDN, FDD/TDD report 12 Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD D

For internal discussion purposes

DCF analysis – Net debt calculation

Net debt assumption based on DD findings


Cash and cash-like items
Debt and debt-like items
Net debt
100
50
0
(50)
(100)
(150)
(200)
(250)
(300)
(JPYbn)
(200.3)
(19.9)
(18.3)
22.8
142.7
57.7
7.8
7.5
11.1
13.9
17.6
42.6
Cash
Net taxes
Other financial assets/ liabilites
Loans
Corporate bonds
Lease
Pension liability
Provisions
Deferred revenue
Contract liabilities
Minority interest
Net debt

Note: Financial data as of FY2019/3Q
Source: Company reports, NY management projections for LDN, FDD/TDD report

13
Deutsche Bank Group
Corporate Finance

DRAFT

For internal discussion purposes

DCF analysis – WACC calculation

Comparable companies selection methodology

– Given London's success and leadership in the mobile messaging and social communication space, global social communication platforms would be the most applicable peer group for comparison

Social communication platforms

- facebook
- Tencent 腾讯
- sea
- kakao
- twitter
- 新浪微博 weibo.com

✓ Platform-based companies

✓ Market leaders in their respective regions

✓ Importance of scale/network effect resulting in significant operating leverage

✓ Social communications component

× Different TAM/end-market dynamics/online participation

Online portals

- Alphabet
- NAVER
- Rakuten
- Z HOLDINGS
- CyberAgent
- sina

✓ Global and regional platform and operations

× Diversified products and service offerings

× Lack of messaging component

× Different end-market dynamics (lower growth)

Primary peer group

Source: Company reports

14

Deutsche Bank Group
Corporate Finance

DRAFT

DCF analysis – WACC calculation

For internal discussion purposes

WACC analysis

Key assumptions

Tax rate	*30.62%*	Japan statutory tax rate for companies headquartered in Tokyo
Equity risk premium	*7.10%*	Ibbotson - Japan Long-Horizon Equity Risk Premium (1954/1 - 2019/09)
Unlevered beta	1.11	Past 5 year median (daily) - Bloomberg beta of global peers vs. local indexes
Risk free rate	*0.016%*	Past 3 year average yield of 10yr Japanese Government Bond from Bloomberg (as of 13 November 2019)
Pre tax cost of debt	*0.39%*	Average of comparable Japanese companies' bond yields[a]
Target equity at % of capital structure	*92.9%*	Median of selected peers

Weighted average cost of capital



Cost of equity
Equity risk premium 7.10%
Levered company beta 1.17
x
Company risk premium 8.31%
Risk-free rate 0.016%
+
Cost of equity 8.33%
92.9%
WACC 7.75%
Cost of debt
Pre-tax cost of debt 0.39%
(1-Marginal tax rate) 69.4%
x
Post-tax cost of debt 0.27%
7.1%

Beta of selected peers (JPYbn)

Company	Country	Market cap	Total debt	Tax rate	Levered beta	D/(D+E)	Unlevered beta
Social communication platforms							
Facebook	United States	59,920	1,034	27.0%	1.19	*1.7%*	1.11
Tencent Holdings	China	43,084	3,313	25.0%	1.08	*7.1%*	1.12
Twitter	United States	2,455	275	27.0%	1.27	*10.1%*	1.09
Sea Ltd	Singapore	1,772	70	17.0%	1.31	*3.8%*	1.17
Weibo	China	1,291	184	25.0%	1.39	*12.5%*	1.30
Kakao	South Korea	1,139	63	27.5%	0.79	*5.2%*	0.94
London	Japan	1,105	223	30.6%	1.01	*16.8%*	0.78

(a) Selected peers include Rakuten and Zurich
Source: Bloomberg, Factset (as of Nov 13, 2019), Ibbotson

15 Deutsche Bank Group
Corporate Finance
DRAFT

Additional information Deutsche Bank Group Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD DAdditional information Deutsche Bank Group Corporate Finance DRAFT 8 81 1n niid dZ Zp pG Gq qzk zkS SD DM Mp pD D

London disclosure in last 1 year (1/2)

For internal discussion purposes

LDN's disclosure in last 1 year is listed below

Year	Date		Titles
2018	November	27	Notice of execution of basic memorandum of understanding concerning establishment of a preparatory company through a joint venture to enter the banking business
	November	27	Notice regarding change in specified subsidiary (LINE Financial Asia)
	December	28	Corporate governance report (Dec 28, 2018)
2019	January	8	Notice regarding change in specified subsidiary (LINE Securities Preparatory Corporation)
	January	31	Notice regarding financial report of parent company
	January	31	Notice regarding reporting of other operating income (gain due to the loss of control of subsidiary)
	January	31	Consolidated financial results for the Fiscal Year Ended December 31, 2018 (IFRS)
	January	31	Notice regarding change in specified subsidiary (LINE Pay)
	February	25	Notice regarding media report on earnings
	February	26	Notice of amendment to "Consolidated financial results for the fiscal year ended December 31, 2018 (IFRS)"
	February	26	Notice regarding partial amendments to the Articles of Incorporation
	February	26	Notice regarding the issuance of stock options (warrants) and the establishment of the compensation policy
	March	14	Notification of Independent Director
	March	28	Notice regarding appointment of Co-CEO (Representative Director)
	March	29	The Articles of Incorporation (Mar 28, 2019)
	March	29	Notice regarding controlling shareholder
	April	1	Corporate governance report (Apr 1,2019)
	April	24	Consolidated financial results for FY2019 1Q (IFRS)
	May	13	(Additional materials) Summary and major notes for consolidated financial results for FY2019 1Q
	May	27	Notice of the establishment of new subsidiary by company split (LINE Business Support Corporation)

Source: Company reports, TDnet database (as of Dec 13, 2019)

16

Deutsche Bank Group
Corporate Finance

DRAFT

London disclosure in last 1 year (2/2)

For internal discussion purposes

LDN's disclosure in last 1 year is listed below

Year	Date		Titles
2019	June	5	Legal documents for prior disclosure (company split) (LINE Business Support Corporation)
	June	20	Notice regarding media report
	July	9	Notice regarding the issuance of stock options
	July	17	Legal documents for subsequent disclosure (company split) (LINE Business Support Corporation)
	July	24	Consolidated financial results for FY2019 2Q (IFRS)
	July	24	Notice of Confirmation of Terms for the Issuance of Stock Options
	July	30	Notice of Confirmation of Terms for the Issuance of Stock Options
	July	31	Notice of LINE Bank Preparatory Office Granted Permit for Internet-Only Bank
	August	8	(Additional materials) Summary and major notes for consolidated financial results for FY2019 2Q
	August	20	Notice regarding launch of new business in a subsidiary
	August	30	Notice regarding merger (simplified merger and short-form merger) of subsidiary (LINE Part Time Job, Ltd.)
	September	4	Legal documents for prior disclosure (absorption-type merger) (LDN Part Time Job Ltd.)
	September	6	Notice regarding LVC Corporation becomes registered Cryptocurrency Exchanger
	September	17	Notice regarding BITMAX Cryptocurrency Exchange for Japan begins operations
	October	30	Consolidated financial results for FY2019 3Q (IFRS)
	November	7	(Additional materials) Summary and major notes for consolidated financial results for FY2019 3Q
	November	14	Comment regarding Yesterday's Media Report
	November	18	Announcement Regarding Capital Alliance MOU on Business Integration
	November	19	Statement Regarding News Report on the Joint Tender Offer Price
	December	5	Q&A Regarding the Capital Alliance Memorandum of Understanding on Business Integration

Source: Company reports, TDnet database (as of Dec 13, 2019)

17

Deutsche Bank Group
Corporate Finance

DRAFT